SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Quality Bond Fund -- Class A
Fiscal period ending: 10/31/97
Inception date (if less than 10 years of performance): 6/2/86

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $1,000

ERV = Ending Redeemable Value    $1,032.51 $1,291.76   $2,040.75

T   = Average Annual
      Total Return               3.25%     5.25%        7.39%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $2,024,269

Expenses                         $  297,192

Reimbursement                        --

Average shares                   34,246,135

NAV                              $10.19

Sales Charge                     4.75%

POP                              $10.71

Yield at POP                     5.72%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Quality Bond Fund -- Class B
Fiscal period ending: 10/31/97
Inception date (if less than 10 years of performance): 6/6/94

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     $1,000    $1,000

ERV = Ending Redeemable Value    $1,025.49  $1,285.25 $2,068.82

T   = Average Annual
      Total Return               2.55%       5.15%     7.01%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $67,541

Expenses                         $17,067

Reimbursement                      --

Average shares                   1,145,793

NAV                              $10.15

Maximum Contingent Deferred
Sales Charge                     5.00%

Yield at NAV                     5.26%

SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Quality Bond Fund -- Class M
Fiscal period ending: 10/31/97
Inception date (if less than 10 years of performance):  4/12/95

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     $1,000    $1,000

ERV = Ending Redeemable Value    $1,046.06  $1,295.60 $2,005.04

T   = Average Annual
      Total Return               4.61%       5.32%     7.20%*

                   *Life of fund, if less than 10 years


YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $5,337

Expenses                         $1,203

Reimbursement                      --

Average shares                   86,138

NAV                              $10.19

Sales Charge                     3.25%

POP                              $10.54

Yield at POP                     5.52%